UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022 (May 27, 2022)

FRANKLIN BSP LENDING CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2022, Franklin BSP Lending Corporation (the “Company”), through a wholly-owned, consolidated special purpose financing subsidiary, BDCA Funding I, LLC, entered into a second amendment (the “Second Amendment” to Loan and Servicing Agreement, dated as of August 28, 2020 and amended on April 6, 2021 (the “Credit Facility”), with the Company, as the servicer, Wells Fargo Bank, National Association, as the administrative agent, U.S. Bank Trust Company, National Association, as collateral agent, and U.S. Bank National Association, as collateral custodian.

The Second Amendment, among other things, transitions the benchmark rate to SOFR as the benchmark interest rate, including a credit spread adjustment of 10 basis points and other conforming changes related thereto. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Second Amendment.

The foregoing description of the Second Amendment as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of the Second Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BSP LENDING CORPORATION

Date: June 2, 2022	By:	/s/ Nina K. Baryski
	Name:	Nina K. Baryski
	Title:	Chief Financial Officer and Treasurer